EXHIBIT 32.2

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the "Report") on the Form 10-Q of Pioneer Consulting Group, Inc. (the "Company") for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof, I, Matthew Marcus, Chief Accounting Officer, Chief Financial Officer and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

     2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 29, 2012


/s/ Matthew Marcus
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Matthew Marcus
Chief Financial Officer and Director